As Filed With the Securities and Exchange Commission on November 7, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington. D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2723423
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place, Santa Ana, California 92705

(Address of Principal Executive Offices)

EXTENDED AND RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Ronald J. Buschur

President and Chief Executive Officer

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

(Name and address of agent for service)

(714) 466-1000

(Telephone number, including area code, of agent for service)

Copies to:

Mark L. Skaist, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount Of Registration Fee
Common Stock, $0.0001 par value	1,500,000 shares	$0.825	$1,237,500	$48.63

(1)	Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant’s Extended and Restated 1996 Employee Stock Purchase Plan, as amended.

(2)	This amount represents the additional shares of Common Stock eligible to be issued under the Registrant’s Extended and Restated 1996 Employee Stock Purchase Plan, as amended. An aggregate of 539,652 shares of Common Stock available for issuance under the Extended and Restated 1996 Employee Stock Purchase Plan, as amended, were previously registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 18, 2007 (Registration No. 333-148139).

(3)	In accordance with Rule 457(h), the aggregate offering price of the 1,500,000 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of the securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and the low prices for the Common Stock as reported by The Nasdaq Global Market on November 5, 2008, which was $0.825 per share.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 1,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Powerwave Technologies, Inc. (the “Registrant”) reserved for issuance under the Registrant’s Extended and Restated 1996 Employee Stock Purchase Plan (the “Plan”). On August 12, 2008, the Registrant amended the Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan to 2,039,652 shares. 539,652 shares of the Common Stock have previously been registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 18, 2007 (Registration No. 333-148139). Of the 2,039,652 share amount, 148,699 shares have previously been issued and 1,890,953 shares remain available for issuance under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to the Powerwave Technologies, Inc. (the “Registrant”) Extended and Restated 1996 Employee Stock Purchase Plan (the “Plan”). Initially, an aggregate of 539,652 shares of the Common Stock were authorized for issuance under the Plan, and such shares were registered on Form S-8 filed with the Securities and Exchange Commission on December 18, 2007 (Registration No. 333-148139). Of the 539,652 shares previously registered, 390,953 have not yet been issued and remain available under the Plan.

On August 12, 2008, the Registrant amended the Plan to increase the number of shares of Common Stock authorized for issuance under the Plan by 1,500,000 shares to an aggregate of 2,039,652 shares. As a result of the amendment, the Registrant has an aggregate of 1,890,953 shares of Common Stock available for issuance under the Plan, which amount includes the 1,500,000 shares of Common Stock registered pursuant to this Registration Statement and the 390,953 shares of Common Stock previously registered but not yet issued.

The contents of the Registrant’s previously filed Registration Statement on Form S-8 (Registration No. 333-148139) relating to the 539,652 shares of Common Stock initially registered under the Plan is hereby incorporated by reference.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	Amended and Restated Certificate of Incorporation of Powerwave Technologies, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-148139) filed with the Securities and Exchange Commission on December 18, 2007).

4.2	Amended and Restated Bylaws of Powerwave Technologies, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-13679) filed with the Securities and Exchange Commission on December 3, 1996).

4.3	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006).

4.4	Rights Agreement, dated as of June 1, 2001 between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Form 8-A12G filed with the Securities and Exchange Commission on June 4, 2001).

4.5	First Amendment to Rights Agreement, dated June 19, 2003, between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent (incorporated herein by reference to Exhibit 2 to the Registrant’s Form 8-A12G/A filed with the Securities and Exchange Commission on July 10, 2003).

4.6	Second Amendment to Rights Agreement, dated September 29, 2006, between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent (incorporated herein by reference to Exhibit 2 to the Registrant’s Form 8-A12G/A filed with the Securities and Exchange Commission on September 29, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement).

99.1	Extended and Restated 1996 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007).

99.2	Amendment to the Powerwave Technologies, Inc. Extended and Restated 1996 Employee Stock Purchase Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on the 7th day of November, 2008.

POWERWAVE TECHNOLOGIES, INC.

By:	/s/ Ronald J. Buschur
Ronald J. Buschur
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Powerwave Technologies, Inc., do hereby constitute and appoint Ronald J. Buschur and Kevin T. Michaels, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald J. Buschur Ronald J. Buschur	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2008

/s/ Kevin T. Michaels Kevin T. Michaels	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 7, 2008

/s/ Carl W. Neun Carl W. Neun	Chairman of the Board of Directors	November 7, 2008

Moiz M. Beguwala	Director

/s/ Ken J. Bradley Ken J. Bradley	Director	November 7, 2008

/s/ John L. Clendenin John L. Clendenin	Director	November 7, 2008

/s/ David L. George David L. George	Director	November 7, 2008

/s/ Eugene L. Goda Eugene L. Goda	Director	November 7, 2008

EXHIBIT INDEX

Number	Description

4.1	Amended and Restated Certificate of Incorporation of Powerwave Technologies, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (Registration No. 333-148139) filed with the Securities and Exchange Commission on December 18, 2007).

4.2	Amended and Restated Bylaws of Powerwave Technologies, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-13679) filed with the Securities and Exchange Commission on December 3, 1996).

4.3	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2006).

4.4	Rights Agreement, dated as of June 1, 2001 between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent, which includes as Exhibit A thereto the form of Certificate of Designation for the Series A Junior Participating Preferred Stock, as Exhibit B thereto the Form of Rights Certificate and as Exhibit C thereto a Summary of Terms of Stockholder Rights Plan (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Form 8-A12G filed with the Securities and Exchange Commission on June 4, 2001).

4.5	First Amendment to Rights Agreement, dated June 19, 2003, between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent (incorporated herein by reference to Exhibit 2 to the Registrant’s Form 8-A12G/A filed with the Securities and Exchange Commission on July 10, 2003).

4.6	Second Amendment to Rights Agreement, dated September 29, 2006, between Powerwave Technologies, Inc. and Computershare Trust Company, N.A., as successor to U.S. Stock Transfer Corporation, as Rights Agent (incorporated herein by reference to Exhibit 2 to the Registrant’s Form 8-A12G/A filed with the Securities and Exchange Commission on September 29, 2006).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement).

99.1	Extended and Restated 1996 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 7, 2007).

99.2	Amendment to the Powerwave Technologies, Inc. Extended and Restated 1996 Employee Stock Purchase Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 13, 2008).